Exhibit 99.1

FOR IMMEDIATE RELEASE	Investor Relations Contact:
Brandon Pugh
(571) 434-5659
brandon.pugh@neustar.biz

Media Contact:
John Schneidawind
(571) 434-5596
john.schneidawind@neustar.biz
NeuStar Appoints Paul Lalljie as CFO
STERLING, VA, June 29, 2009 — NeuStar, Inc. (NYSE: NSR), a provider of essential clearinghouse services to the communications and Internet industries, today announced that Paul S. Lalljie, 36, has been appointed senior vice president, chief financial officer and treasurer.
“Paul has demonstrated leadership, applying his great sense of the market and financial management acumen to formulating and driving NeuStar’s operations and strategy,” said Jeffrey Ganek, NeuStar chairman and chief executive officer. “Paul has earned the confidence of our investors, customers, employees, and our board of directors.”
Lalljie, who was appointed interim chief financial officer in January by NeuStar’s board of directors, joined NeuStar in 2000, and has held several positions in the Company in corporate finance, including accounting, financial planning and analysis, treasury, and investor relations.
About NeuStar
NeuStar (NYSE: NSR) is a provider of essential clearinghouse services to the North American communications industry and Internet service providers around the world. Visit NeuStar online at www.NeuStar.biz.